Exhibit 99.2

1Q03 Earnings Conference Call April 24, 2003
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Safe Harbor Statement

     This slide presentation should be reviewed in conjunction with Sunoco’s first quarter 2003 earnings conference call, held on April 24, 2003 at 3:00 p.m. ET. You may listen to the audio portion of the conference call on this website or an audio recording will be available after the call’s completion by calling 1-888-603-6970.

     Those statements made by representatives of Sunoco during the course of Sunoco’s earnings conference call that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ from those discussed during the conference call. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; changes in refining, chemical and other product margins; variation in petroleum-based commodity prices and availability of crude oil supply; fluctuations in supply of feedstocks and demand for products manufactured; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sunoco’s 2002 Form 10-K filed on March 7, 2003 and in other periodic reports filed with the Securities and Exchange Commission.

     Sunoco undertakes no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

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Summary

  Financially: 1Q03 results much improved

  – $86 MM NIAT (EPS = $1.12 / share)
  – strong cash generation

  Operationally: increased volumes versus 1Q02 in all businesses
  Strategically: Transactions to grow Retail Marketing and Chemicals businesses announced

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Earnings Profile: 1Q03 vs. 1Q02

	1Q 03	1Q 02	Variance

Refining & Supply	93	(76)	169
Retail Marketing	10	(20)	30
Chemicals	(4)	2	(6)
Logistics	11	8	3
Coke	10	7	3
Corporate / Net Financing	(34)	(28)	(6)

Net Income (Loss)	86	(107)	193

EPS (diluted)	1.12	(1.41)	2.53

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Refining & Supply

  1Q03 income of $93 MM

  – fundamentals favorable, particularly in U.S. Northeast .. . .
       low inventories, low industry utilization rates, cold weather, fuel switching

  – strong margins despite much higher crude costs (absolute price, marine transportation and market structure in
       mid-continent)

  – net production up 5% (3.1 MMB) vs. 1Q02 . . . but did
      experience some weather-related downtime in February

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Refining & Supply (continued)

– expenses essentially flat vs. 1Q02 except for fuel and
     utilities costs (price)

– Tulsa refinery results negatively impacted by lower
     lubricant base oil margins and high refinery fuel costs

– supplemental statistics revised to provide production
     detail and charge internally produced fuel expense
     against margin . . . more consistent with industry practice

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Retail Marketing

  1Q03 income of $10 MM

  – impacts of margin, weather and absolute price

  – averaged 8.3 cpg retail gasoline margin . . .
       earnings strength late in the quarter

  – volumes up slightly vs. 1Q02 . . .
       lower apparent demand growth /
       winter weather impact

  – retail heating oil earnings of $5 MM AT in 1Q03

  – expenses up $9 MM pre-tax vs. 1Q02

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Sunoco Chemicals

  1Q03 loss of $4 MM

  – margins squeezed by lag in chemicals pricing
       vs. feedstock cost changes

  – significant increase in cumene (+7 cpp) and
       propylene (+8 cpp) costs during the quarter

  – natural gas fuel costs $6 MM pre-tax higher
       than 1Q02

  – sales up 4 % vs. 1Q02

  – price increases expected for phenol (7 cpp in 2Q03)
      and polypropylene (5 cpp in April)

  – expect to be profitable in 2Q03

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Summary: Other Items

  Improved cash / net debt position at 3/31/03

  – generated $69 MM of cash in 1Q03
  – cash balance of $459 MM
  – no short-term borrowings
  – 41 % debt-to-capital (net of cash) ratio

  Completed propylene supply partnership /
     polypropylene plant purchase with Equistar
     on March 31

  – $198 MM expenditure
  – secure, discounted-cost propylene supply
  – increased Sunoco’s polypropylene capacity
       in Gulf Coast
  – strategic and accretive transaction

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Summary: Other Items (continued)

  Announced purchase of 193 company-operated retail sites from Speedway (Florida / U.S. Southeast)

  – $140 MM for assets
  – expected to close in 2Q03

  Plan to sell 190 Sunoco retail sites in Michigan
     and Southern Ohio . . . into Sunoco distributor channel
  Reduced 2003 Capital Program

  – by $50 MM (mostly Retail Marketing)
  – excluding acquisitions, expect 2003 capital
      program of approximately $470 MM

  Sale of Chemicals’ Plasticizers business

  – book value of approximately $100 MM
  – expected to close in 3Q03

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2Q03 – to – Date

  Continued above mid-cycle refining margins - -
     some moderation of marine transportation costs
  Average retail gasoline margins up approximately
     7 cpg month-to-date vs. 1Q03
  Chemicals margins dependent on realization of
     price increases . . . April feedstock costs
     essentially flat vs. March

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